As filed with the Securities and Exchange Commission on October 17, 2023.
Registration No. 333-___________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FIRSTSUN CAPITAL BANCORP (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	81-4552413 (I.R.S. Employer Identification No.)
1400 16th Street, Suite 250 Denver, Colorado 80202 (303) 831-6704 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Neal E. Arnold
President and Chief Executive Officer
FirstSun Capital Bancorp
1400 16th Street, Suite 250
Denver, Colorado 80202
(303) 831-6704
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to: J. Brennan Ryan John M. Willis Nelson Mullins Riley & Scarborough LLP Atlantic Station 201 17th Street NW, Suite 1700 Atlanta, Georgia 30363 Telephone: (404) 322-6444
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion, dated October 17, 2023

PROSPECTUS
Up to 20,368,691 Shares of Common Stock

This prospectus relates to up to 20,368,691 shares of our common stock that may be offered for sale from time to time by the persons referred to in this prospectus under the heading “Selling Securityholders” on page 9 of this prospectus and any other Selling Securityholder that may be identified in any applicable prospectus supplement in connection with resales. We will not receive any proceeds from the resale of any of the shares of common stock being registered hereby.
This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, before you invest in any of our securities.
The Selling Securityholders may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain Selling Securityholders may offer and sell these securities from time to time, together or separately. If the Selling Securityholders use underwriters, dealers or agents to sell such securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds any Selling Securityholders expect to receive from that sale will also be set forth in a prospectus supplement. Sales of our common stock by the Selling Securityholders may occur at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
Our common stock is quoted on the OTC Market Group, Inc.’s OTCQX Market under the symbol “FSUN.” On October 16, 2023, the last reported sale price of our common stock was $29.25.
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents that are incorporated or deemed incorporated by reference into this prospectus before investing in any of our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated October 17, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus.
This prospectus provides you with only a general description of the securities that the Selling Securityholders may offer. When any of the Selling Securityholders offer and sell securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any Selling Securityholders, if applicable. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. Any information or statement contained in this prospectus will be deemed to be modified or superseded by any inconsistent information or statement contained in a prospectus supplement. Accordingly, if there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement and any documents that we incorporate by reference in this prospectus or any prospectus supplement, together with the additional information referred to under the heading “Where You Can Find More Information,” before you invest.
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. Neither we nor any Selling Securityholder has authorized anyone to provide you with different or additional information. Neither we nor any Selling Securityholder is making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of that document. Our business, financial condition, results of operations and prospects may have changed since those dates.
The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website at www.sec.gov.
Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in United States dollars.
In this prospectus and any accompanying prospectus supplement, unless the context suggests otherwise, references to the “Company,” “we,” “us,” and “our” mean the combined business of FirstSun Capital Bancorp and its wholly-owned subsidiaries, Sunflower Bank, National Association (the “Bank”) and Logia Portfolio Management, LLC (“Logia”), and the term “securities” refers to the shares of our common stock that may be sold by the Selling Securityholders pursuant to this prospectus and any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any applicable prospectus supplement (including the documents and information incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus may contain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act. You can identify these statements because they are not limited to historical fact or they use words such as “expects,” “intends,” “believes,” “may,” “will,” “would,” “could,” “should,” “plan,” “anticipate,” “estimate,” “possible,” “likely” or other indications that the particular statements are not historical facts.  Examples of forward-looking statements would include statements with respect to management’s current beliefs and expectations regarding future plans, strategies and financial performance, regulatory developments, industry and economic trends, and other matters.
Forward-looking statements are subject to risks, uncertainties and other factors (including, without limitation, those referred to herein under “Risk Factors”) that may change at any time and may cause our actual results to differ materially from those that we expected. We derive many of these statements from our operating budgets and forecasts, which are based on many detailed assumptions that we believe are reasonable. However, it is very difficult to predict the effect of known factors on future results, and we cannot anticipate all factors that could affect future results that may be important to you. Important factors that could cause actual results to differ materially from the expectations expressed in or implied by such forward-looking statements include, but are not limited to:
•potential fluctuations or unanticipated changes in the interest rate environment, including interest rate changes made by the Federal Reserve, replacements of LIBOR and replacement or reform of other interest rate benchmarks, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets;
•changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
•other actions of the Federal Reserve and legislative and regulatory actions and reforms;
•the potential effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as inflation and recessions, epidemics and pandemics, terrorist activities, wars and other foreign conflicts, essential utility outages, climate change, deterioration in the global economy, instability in the credit markets, disruptions in our customers’ supply chains or disruption in transportation;
•the potential effects of pandemics or public health conditions on the economic and business environments in which we operate, including the impact of actions taken by governmental authorities to address these situations, and the resulting effect of these items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers;
•changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental or legislative action and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection and insurance and the ability to comply with such changes in a timely manner;
•the risk that we may be required to make substantial expenditures to keep pace with regulatory initiatives and the rapid technological changes in the financial services market;
•competition from financial institutions and other financial service providers including non-bank financial technology providers and our ability to attract customers from other financial institutions;
•any unanticipated or greater than anticipated adverse conditions in the national or local economies in which we operate;
•our loan concentration in industries or sectors that may experience unanticipated or greater than anticipated adverse conditions than other industries or sectors in the national or local economies in which we operate;

•increased capital requirements, other regulatory requirements or enhanced regulatory supervision;
•cyber-security risks and the vulnerability of our network and online banking portals, and the systems or parties with whom we contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches that could adversely affect our business and financial performance or reputation;
•risks with respect to our ability to identify and complete future mergers or acquisitions as well as our ability to successfully expand and integrate those businesses and operations that we acquire;
•the risks of expansion into new geographic or product markets;
•the inability to manage strategic initiatives and/or organizational changes;
•our ability to attract and retain key employees;
•volatility in the allowance for credit losses resulting from the CECL methodology, either alone or as that may be affected by conditions affecting our business;
•changes in accounting principles, policies, practices or guidelines;
•our reliance on third parties to provide key components of our business infrastructure and services required to operate our business;
•the availability of and access to capital; failures of internal controls and other risk management systems;
•the outcome (including judgments, costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) of pending or threatened litigation or of matters before or involving regulatory agencies, whether currently existing or commencing in the future;
•losses due to fraudulent or negligent conduct of our customers, third-party service providers or employees;
•limitations on our ability to declare and pay dividends and other distributions from our bank to our holding company, which could affect our holding company’s liquidity, including its ability to pay dividends to shareholders or take other capital actions; and
•additional factors that may be disclosed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Incorporation by Reference” and in any prospectus supplement or free writing prospectus that is provided to you in connection with an offering of securities pursuant to this prospectus.
All forward-looking statements are qualified in their entirety by these and other cautionary statements that we make from time to time in our other SEC filings and public communications. You should evaluate forward-looking statements in the context of these risks and uncertainties and are cautioned not to place undue reliance on such forward-looking statements. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results, performance or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. Forward-looking statements included or incorporated by reference in this prospectus are made only as of the date hereof. We undertake no obligation, and specifically disclaim any duty, to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

PROSPECTUS SUMMARY
The Company
FirstSun Capital Bancorp is a financial holding company that was organized as a corporation under the laws of the State of Delaware in 2016. FirstSun Capital Bancorp provides a full spectrum of deposit, lending, treasury management, wealth management and online banking products and services through its two wholly-owned subsidiaries: (i) the Bank, a national banking association that operates as Sunflower Bank, N.A., First National 1870 and Guardian Mortgage and (ii) Logia, a registered investment advisor organized under the laws of the State of Kansas that provides discretionary investment management to retail and institutional accounts.
The Bank was founded in 1892 and offers a full range of specialized financial services to business customers as well as relationship-focused services to meet personal, business and wealth management financial objectives for its customers, with a branch network in Texas, Kansas, Colorado, New Mexico, Arizona and Washington and mortgage banking capabilities in 43 states. Our product line includes commercial loans and commercial real estate loans, residential mortgage and other consumer loans, a variety of commercial, consumer and private banking deposit products, including noninterest-bearing accounts, interest-bearing demand products, savings accounts, money market accounts and certificates of deposit and treasury management products and services. We also offer wealth management and trust products including personal trust and agency accounts, employee benefit and retirement related trust and agency accounts, investment management and advisory agency accounts, and foundation and endowment trust and agency accounts.
As of June 30, 2023, we had consolidated total assets of $7.8 billion, net loans of $6.1 billion, deposits of $6.2 billion and stockholders’ equity of $0.8 billion.
Our principal executive office is located at 1400 16th Street, Suite 250, Denver, Colorado 80202 and our telephone number is (303) 831-6704. Our website is https://ir.firstsuncb.com. Information on our website is not incorporated into this prospectus by reference and is not a part hereof.
For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The Offering

Issuer	FirstSun Capital Bancorp

Common Stock Offered by the Selling Securityholders	Up to 20,368,691 shares of our common stock

Use of Proceeds	We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders.

Market for Common Stock	Our common stock is currently quoted on OTCQX Market under the symbol “FSUN.”

Risk Factors
See “Risk Factors” referenced on page 2 of this prospectus as well as the other information included in or incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
An investment in our securities involves certain risks. Before you invest in any of our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC, and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”
USE OF PROCEEDS
All of the common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their common stock. The Company will bear all other costs, fees and expenses incurred in effecting the registration of the common stock covered by this prospectus, including, without limitation, all registration and filing fees, exchange listing fees and fees and expenses of counsel and independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is a summary only and is subject to, and is qualified in its entirety by reference to, applicable provisions of our Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), our Bylaws, as amended (our “Bylaws”) and the Delaware General Corporation Law, as amended (the “DGCL”). Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Certificate of Incorporation and Bylaws, it may not contain all of the information that is important to you.
In this section “Description of Capital Stock,” the “Company,” “we,” “our,” or “us” refer only to FirstSun Capital Bancorp and not to any of its subsidiaries.
Authorized Shares of Capital Stock
We have the authority to issue 50,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
General. As of the date of this prospectus, our Certificate of Incorporation provides that we may issue up to 50,000,000 shares of common stock, par value $0.0001 per share. As of June 30, 2023, we had 24,941,468 shares of common stock issued and outstanding, which includes 15,007 shares of common stock granted in respect of outstanding restricted stock awards. In addition, as of June 30, 2023, we had 1,464,010 shares of common stock reserved for issuance underlying options that are or may become exercisable and 181,410 shares of common stock reserved for issuance pursuant to stock awards, the issuance of which is dependent upon the achievement of certain performance goals. In addition, as of the date of this prospectus, we had the ability to issue 2,391,108 shares of common stock pursuant to options, restricted stock, restricted stock units and other equity awards that may be granted in the future under our existing equity compensation plans. All outstanding shares of our common stock are fully paid and nonassessable.
Our common stock is quoted on the OTCQX Market under the symbol “FSUN.”
Dividend Rights. Subject to any rights to receive dividends to which the holders of any outstanding preferred stock may be entitled, holders of our common stock are entitled to receive any cash dividends that may be declared by our board of directors. We are subject to certain restrictions on dividend payments under the DGCL as well as restrictions under certain banking laws, regulations and policies. Subject to these restrictions, the declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon our earnings and financial condition, our capital requirements and those of our subsidiaries, regulatory conditions and considerations and other factors as our board of directors may deem relevant.
Voting Rights. In general, each outstanding share of our common stock entitles the holder to vote for the election of directors and on all other matters requiring stockholder action, and each share is entitled to one vote. The holders of our common stock possess exclusive voting power, except as other provided by law or by a certificate of amendment establishing any series of preferred stock. The holders of our common stock have no cumulative voting rights. Assuming a quorum is present, our directors, which are designated for nomination in accordance with the Stockholders’ Agreement as defined in the section below entitled “—Stockholders’ Agreement,” are elected by holders of common stock by a plurality vote. All other questions brought before a meeting of our stockholders at which a quorum is present are decided by a majority of all the votes cast at the meeting, whether cast in person or by proxy, unless the matter requires a greater number of affirmative votes under the DGCL, our Certificate of Incorporation or the Stockholders’ Agreement. Our Certificate of Incorporation and Bylaws provide certain provisions that may limit stockholders’ ability to effect a change in control as described under the section below entitled “—Antitakeover Provisions—Certificate of Incorporation; Bylaws.”
Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts to which the holders of any outstanding preferred stock shall be entitled, the holders of our common stock shall be entitled to share ratably in the remaining assets of the Company. The merger or consolidation of the Company into or with any other corporation, or the merger of any other corporation into it, or a sale of all or substantially all of the assets of the Company, or, any purchase or redemption of shares of stock of the Company of any class, shall not be deemed to be a liquidation, dissolution or winding up of the Company.
Other Rights. Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and, except with respect to certain stockholders as described under the section below entitled “—Stockholders’ Agreement,” have no preemptive rights to purchase or subscribe for any of our securities.
Stockholders’ Agreement. We are party to a Stockholders’ Agreement (as amended from time to time, the “Stockholders’ Agreement”) with our stockholders dated June 19, 2017, as amended on March 14, 2018 and July 26, 2021. Under the Stockholders’ Agreement, certain of our stockholders (which are referred to as “Significant Stockholders” in the Stockholders’ Agreement), have additional rights and obligations. The Stockholders’ Agreement is described in greater detail in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
Registration Rights Agreement We are party to a Registration Rights Agreement (as amended from time to time, the “Registration Rights Agreement”) with our stockholders, including the Significant Stockholders referenced above (which Significant Stockholders are referred to as “Significant Investors” in the Registration Rights Agreement) dated June 19, 2017, as amended on July 26, 2021. Under the Registration Rights Agreement, we are obligated to register the sale of shares of our common stock owned by the stockholders party to the agreement under certain circumstances. The Registration Rights Agreement is described in greater detail in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
Preferred Stock
General. We may issue up to 10,000,000 shares of preferred stock, $0.0001 par value per share, from time to time in one or more series. Our board of directors, without further approval of our stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.
The authorization of preferred stock could have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. See “—Antitakeover Provisions—Certificate of Incorporation; Bylaws.”
As of June 30, 2023, we had no shares of preferred stock issued and outstanding.
We will describe the particular terms of any series of preferred stock being offered in the applicable prospectus supplement relating to that series of preferred stock. The following description and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the certificate of amendment to our Certificate of Incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.
The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series of preferred stock. Those terms may include:
•the number of shares being offered;
•the title, designation and liquidation preference per share;

•the purchase price;
•any voting rights;
•the dividend rate or method for determining that rate;
•the dates on which dividends will be paid;
•whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;
•any applicable redemption or sinking fund provisions;
•any applicable conversion provisions;
•whether we have elected to offer depositary shares with respect to that series of preferred stock;
•the exchange or market, if any, where the preferred stock will be listed or traded; and
•any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.
The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.
Dividend Rights. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.
Voting Rights. The voting rights, if any, of preferred stock of any series being offered will be described in the applicable prospectus supplement.
Liquidation Rights. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.
Redemption. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.
Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.
Anti-Takeover Provisions
General. Certain provisions of our Certificate of Incorporation, our Bylaws and the DGCL may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors, but which individual stockholders may deem to be in their best interests or in which our stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.
Certificate of Incorporation; Bylaws. These provisions of our Certificate of Incorporation and our Bylaws include the following:
Classification of the Board of Directors. Our directors are divided into three classes with each class consisting of an equal number of directors, or as nearly equal as possible. Each director generally serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. A classified board of directors promotes continuity and stability of management but makes it more difficult for the stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. We believe that classification of the board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. The Stockholders’ Agreement requires that our board of directors be classified, and any amendment to this requirement requires, among other things, that each stockholder with a board designation right consent to such amendment.
Composition of the Board of Directors. Our Certificate of Incorporation provides that we must not have less than one nor more than 15 directors, with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of the majority of the board of directors. Our board of directors is currently comprised of nine directors.
Under the Stockholders’ Agreement, the size of our board of directors is currently set at ten members, and our stockholders with board designation rights, which we refer to as the “designating stockholders” have the exclusive right to designate nominees for election to nine board seats, leaving only one board seat available for nomination by the stockholders. Currently, one designating stockholder has chosen not to nominate a director to its seat, and, therefore, there are currently only nine directors serving on the board with one vacant board seat.
Removal of Directors. Our Certificate of Incorporation and Bylaws provide that a director may only be removed with cause by the affirmative vote of holders of not less than a majority of the outstanding shares entitled to be cast in the election of directors. In addition, a director is required to resign at such time as the person or entity having the right to designate such director for election loses its designation right under the Stockholders’ Agreement.
Under the Stockholders’ Agreement, if there is a vacancy on our board with respect to a board seat designated by a designating stockholder, the applicable designating stockholder will have the exclusive right to designate another individual to fill such vacancy.
Ability to Call a Special Meeting. Special meetings of our stockholders may be called only (i) by the chairman of the board of directors or the Chief Executive Officer; or (ii) by the Secretary, following written demand to call a special meeting from a majority of the board of directors or from stockholders of record who own at least 30% of all of the outstanding shares of our common stock then entitled to vote on the matter or matters to be brought before the proposed special meeting.
Absence of Cumulative Voting. There is no cumulative voting in the election of our directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected. Because a stockholder entitled to cumulative voting may cast all of his, her or its votes for one nominee or disperse his, her or its votes among nominees as the stockholder chooses, cumulative voting is generally considered to increase the ability of minority stockholders to elect nominees to a corporation’s board of directors.
Authorized and Unissued Shares. Upon the affirmative vote of at least a majority of the entire board of directors, the authorized but unissued shares of common stock and “blank check” preferred stock will be available for future issuances without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the company’s management.
Delaware Law. We have not elected to opt out of the applicability of Section 203 of the DGCL in our Certificate of Incorporation. Under Section 203 of the DGCL, subject to exceptions, we are prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. For this purpose, an “interested stockholder” generally includes current and certain former holders of 15% or more of our outstanding stock. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors. These provisions may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Banking Laws. The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 and the regulations thereunder require any “bank holding company” (as defined therein) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. On January 30, 2020, the Federal Reserve issued a final rule (which became effective September 30, 2020) that clarified and codified the Federal Reserve’s standards for determining whether one company has control over another. The final rule established four categories of tiered presumptions of control that are based on the percentage of voting shares held by the investor (less than 5%, 5-9.9%, 10-14.9% and 15-24.9%) and the presence of other indicia of control. As the percentage of ownership increases, fewer indicia of control are permitted without falling outside the presumption of noncontrol. These indicia of control include nonvoting equity ownership, director representation, management interlocks, business relationship and restrictive contractual covenants. Under the final rule, investors can hold up to 24.9% of the voting securities and up to 33% of the total equity of a company without necessarily having a controlling influence. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of a company’s common stock that a holder is entitled to receive pursuant to securities convertible into or settled in such company’s common stock, including pursuant to warrants to purchase such company’s common stock held by such holder, must be taken into account in calculating a stockholder’s aggregate holdings of such company’s common stock.
Effect of Anti-Takeover Provisions. The foregoing provisions of our Certificate of Incorporation, Bylaws and Stockholders’ Agreement, as well as Delaware and banking laws and regulations could have the effect of discouraging an acquisition or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions that might otherwise have a favorable effect on the price of our common stock. In addition, such provisions may make us less attractive to a potential acquirer and/or might result in stockholders receiving a lesser amount of consideration for their shares of common stock than otherwise could have been available.
Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our board of directors. Our board of directors believe that these provisions are in our best interests and the best interests of our stockholders. In the board of directors’ judgment, the board of directors is in the best position to determine our true value and to negotiate more effectively for what may be in the best interests of our stockholders. Accordingly, the board of directors believes that it is in our best interests and in the best interests of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts.
Despite the board of directors’ belief as to the benefits of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which stockholders might receive a substantial premium for their shares over then current market prices and may tend to perpetuate existing management. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Our board of directors, however, believes that the potential benefits of these provisions outweigh their possible disadvantages.

SELLING SECURITYHOLDERS
This prospectus covers the offering of up to 20,368,691 shares of our common stock by the Selling Securityholders. The Selling Securityholders acquired their shares of common stock from us in the transactions described below. The Selling Securityholders or their transferees, donees, pledgees, assignees or other successors-in-interest may from time to time offer, sell or otherwise dispose of the shares of FirstSun common stock pursuant to this prospectus, as such prospectus may be supplemented from time to time.
In 2017, when we merged with Strategic Growth Bank Incorporated (“SGB”), Strategic Growth Bancorp Incorporated (“Strategic”) and First National Bancorp Incorporated (“FNB,” and together with SGB and Strategic, the “SGB parties”), FirstSun and stockholders holding substantially all of the stock of FirstSun, SGB and Strategic entered into the Registration Rights Agreement, which is described below. Under the Registration Rights Agreement, we are obligated to register the sale of shares of FirstSun common stock owned by the stockholders party to the agreement under certain circumstances. In connection with the acquisition of Pioneer Bancshares, Inc. (“Pioneer”) in 2022, the Registration Rights Agreement was amended to, among other things, add JLL/FCH Holdings I, LLC (“JLL”), Pioneer’s largest shareholder as a “Significant Investor” to Registration Rights Agreement. Other than JLL, no other Pioneer shareholder became a party to the Registration Rights Agreement. The following is a description of the Registration Rights Agreement:
Demand Rights
Each Significant Investor, subject to the limitations set forth in the Registration Rights Agreement, has the right to require us by written notice to prepare and file a registration statement registering the offer and sale of a number of their shares of FirstSun common stock. Each Significant Investor has the right to make up to five demand notices.
We are not be obligated to effect any demand registration unless (a) the aggregate number of shares joining in the demand is at least 20% of the total number of issued and outstanding shares of FirstSun common stock (if the demand is before an initial public offering of FirstSun), or 10% of the total number of issued and outstanding shares of FirstSun common stock (if the demand is after the initial public offering of FirstSun), and (b) either (i) the aggregate offering price of securities to be included in the registration, net of underwriting discounts and commissions, equals or exceeds $25.0 million, or (ii) the aggregate number of shares of FirstSun common stock to be included in the registration equals or exceeds 10% of the total number of issued and outstanding shares of FirstSun common stock. In addition, FirstSun is not be obligated to file a registration statement within a period of 180 days after the effective date of any other demand registration statement.
We also are permitted to postpone filing a registration statement or facilitating an offering relating to a demand registration request if the registration process would, among other things, materially and adversely affect a pending or proposed material financing or material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction.
Piggyback Rights
If we propose to register an offering of our common stock (subject to certain exceptions) for our own account or for the account of any third party (including a demand registration), then we must give written notice to the holders under the Registration Rights Agreement and allow them to include their shares in that registration statement. There is no limitation on the number of such piggyback registrations that we are required to effect.
Conditions and Limitations
These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement pertaining to an underwritten public offering and our right to delay an offering or registration statement or withdraw a registration statement under certain circumstances.

Expenses and Indemnification
We generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement becomes effective or the offering is consummated, including legal expenses of one counsel for the holders party to the agreement. However, the holders must pay all underwriting discounts and commissions in connection with sales by them of any of their shares of FirstSun common stock.
This prospectus generally covers the resale of the maximum number of shares of common stock registrable pursuant to the Registration Rights Agreement. We have not been notified by any Selling Securityholder of the exercise of their registration rights; however, we are filing this registration statement pre-emptively in order to address any rights that a Selling Securityholder might exercise in the event that the Company might take any actions that triggered those rights.
In the event that we were to take any action that triggers the registration rights of Selling Securityholders, we do not know which, if any of the Selling Securityholders might exercise those rights or, if they were to do so, whether any of the Selling Securityholders may sell all, some or none of their shares in an offering pursuant to this prospectus. In this regard, see the section “Plan of Distribution.”
Additionally, one or more of the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities in transactions exempt from registration under the Securities Act.
Other information about selling securityholders, when and where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC that are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We are registering the shares of common stock that the Selling Securityholders acquired in the transactions described above in the section “Selling Securityholders” in accordance with the Registration Rights Agreement. We will not receive any of the proceeds from the sale by the Selling Securityholders of the shares. We will bear all fees and expenses incident to our performance of or compliance with our obligations to register the shares (excluding any underwriting discounts and selling commissions, stock transfer taxes) whether or not any shares are sold by the Selling Securityholders.
The Selling Securityholders may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold on any national securities exchange on which the common stock is listed at the time of sale, or in transactions otherwise than on an exchange, and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling the shares:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•broker-dealers may agree with a Selling Securityholder to sell a specified number of shares at a stipulated price per share;
•through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The Selling Securityholders also may resell all or a portion of the shares in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that the transactions meet the criteria and conform to the requirements of those provisions. The shares covered by this prospectus may also be sold to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act rather than under this prospectus, provided that the transactions meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in sales. If a Selling Securityholder effects such transactions by selling shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions or commissions from a Selling Securityholder or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but may not be in excess of a customary brokerage commissions as provided in applicable rules and regulations.
The Selling Securityholders have been advised that they may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of our shares made prior to the date the registration statement has been declared effective by the SEC.

The Selling Securityholders and any broker-dealer or agents participating in the distribution of the shares covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To the extent that a Selling Securityholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, such Selling Securityholder will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
Each Selling Securityholder has informed the Company that it is not a registered broker-dealer and that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares. Upon the Company being notified in writing by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares covered by this prospectus through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
The Selling Securityholders and any other person participating in the distribution of shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.
We have agreed to pay all fees and expenses incident to our performance of or compliance with our obligations under the Registration Rights Agreement (excluding any underwriting discounts and selling commissions and stock transfer taxes) whether or not any shares are sold pursuant to the registration statement of which this prospectus forms a part, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of our legal counsel (including one legal counsel who would represent all Selling Securityholders), and fees and expenses of all other persons we retain in connection with the consummation of the transactions contemplated by the Registration Rights Agreement, including our independent registered public accountants.
Pursuant to the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders, subject to certain exceptions, to the fullest extent permitted by applicable law, from and against certain losses, including losses arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement registering the shares of common stock of the Selling Securityholders, or any omission or alleged omission of a material fact required to be stated in any prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, as well expenses reasonably incurred in investigating, preparing or defending against any related litigation. The Selling Securityholders have agreed, pursuant to the Registration Rights Agreement, to indemnify us, to the fullest extent permitted by applicable law, from and against certain losses, including losses arising solely out of or based solely upon certain untrue statements or omissions of a material fact contained in any registration statement, any prospectus, or in any amendment or supplement thereto, but only to the extent that such untrue statements or omissions are based solely upon information regarding such Selling Securityholder furnished in writing to us by or on behalf of such Selling Securityholder expressly for use therein.
In the event a claim for indemnification under the Registration Rights Agreement is unavailable or insufficient to hold the party making the claim harmless for any losses, the indemnifying party is obligated to contribute to the amount paid or payable by the party making the claim as a result of such losses, in such proportion as is appropriate to reflect the relative fault of us and such Selling Securityholder in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations.

LEGAL MATTERS
Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Atlanta, Georgia. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022, have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference into this prospectus the documents listed below and any documents filed with the SEC after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except, in each case, to the extent that information or documents are deemed to be “furnished” rather than “filed” with the SEC in accordance with its rules:
•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023;
•our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 12, 2023 (as amended by Form 10-Q/A filed with the SEC on August 11, 2023), and for the quarter ended June 30, 2023, filed with the SEC on August 11, 2023; and
•our Current Report on Form 8-K filed with the SEC on July 14, 2023 (except to the extent “furnished” but not filed).
We will provide to each person to whom a prospectus or prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents). Requests should be directed to:
FirstSun Capital Bancorp
Attention: Corporate Secretary
1400 16th Street, Suite 250
Denver, Colorado 80202
Telephone number: (303) 831-6704
We maintain a website at ir.firstsuncb.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and file with the SEC Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Our SEC filings, including the filings that are incorporated by reference into this prospectus, are available to the public from the SEC’s web site at www.sec.gov or on our website at ir.firstsuncb.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on, or accessible through, our website is not a part of this prospectus or any prospectus supplement, and therefore is not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the SEC’s rules and regulations. For more complete information about us, or a more complete understanding any offering of securities that we might make, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

PROSPECTUS

Up to 20,368,691 Shares of Common Stock

October 17, 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses of Issuance and Distribution
The following table sets forth our estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.

SEC Registration Fee	$87,712.27
Trustee and transfer agent Fees and expenses	*
Printing Expenses	*
Warrant agent fees and expenses	*
Exchange listing fees	*
Rating Agency Fees	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*
Total	*
*    These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.
Item 15.     Indemnification of Directors and Officers
Delaware Law. Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
Section 102 of the DGCL Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. This section further provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. Our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.
Certificate of Incorporation and Bylaws. Article VII of our Certificate of Incorporation provides that we shall, to the full extent permitted by the DGCL, indemnify any our directors and officers who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. This right of indemnification also includes the right to be paid by us the expenses incurred in connection with any such Proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. Article 6 of our Bylaws contains indemnification provisions substantially similar to those contained in our Certificate of Incorporation and provides that we may provide indemnification to our employees, agents and legal representatives upon approval by our board of directors.
Liability Insurance. We have obtained directors’ and officers’ liability insurance. The policy provides for coverage including prior acts and liabilities under the Securities Act, within the limits and subject to the limitations of such insurance.
Item 16.     Exhibits
Please see the Exhibit Index included herewith immediately following the signature pages hereto, which is incorporated by reference.
Item 17.     Undertakings
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of the above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.1
Amended and Restated Certificate of Incorporation of FirstSun Capital Bancorp (incorporated by reference to Exhibit 3.1 to proxy statement/prospectus contained in the Registration Statement on Form S-4 (File No. 333-258176) filed with the SEC on July 26, 2021).

3.2
Certificate of Amendment dated November 3, 2021 to the Amended and Restated Certificate of Incorporation of FirstSun Capital Bancorp (incorporated by reference to Exhibit 3.2 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 5, 2021).

3.3	Bylaws of FirstSun Capital Bancorp (incorporated by reference to Exhibit 3.3 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 5, 2021).
4.1
Form of common stock certificate of FirstSun Capital Bancorp (incorporated by reference to Exhibit 4.1 to the proxy statement/prospectus contained in the Registration Statement on Form S-4 (File No. 333-258176) filed with the SEC on July 26, 2021).

4.2
See Exhibits 3.1, 3.2, 3.3, 4.4, 4.5, 4.6, and 4.7, for provisions of the Amended and Restated Certificate of Incorporation, as amended, Bylaws, Stockholders’ Agreement, as amended, and Registration Rights Agreement, as amended, which define the rights of the stockholders.

4.3
Form of Stockholders’ Agreement dated as of June 18, 2017, by and among FirstSun Capital Bancorp and the parties signatories thereto (incorporated by reference to Exhibit 4.3 to the proxy statement/prospectus contained in the Registration Statement on Form S-4 (File No. 333-258176) filed with the SEC on July 26, 2021).**

4.4
Form of Amendment No. 1 to the Stockholders’ Agreement dated March 14, 2018 by and among FirstSun Capital Bancorp and the parties signatories thereto (incorporated by reference to Exhibit 4.4 to the proxy statement/prospectus contained in the Registration Statement on Form S-4 (File No. 333-258176) filed with the SEC on July 26, 2021).**

4.5
Form of Amendment No. 2 to the Stockholders’ Agreement by and among FirstSun Capital Bancorp and the parties signatories thereto (incorporated by reference to Exhibit B to Annex A of the Registration Statement on Form S-4 (File No. 333-258176) filed on July 26, 2021).**

4.6
Form of Registration Rights Agreement dated as of June 19, 2017 by and among FirstSun Capital Bancorp and the parties signatories thereto (incorporated by reference to Exhibit 4.6 of the Registration Statement on Form S-4 (File No. 333-258176) filed on July 26, 2021).**

4.7
Form of Amendment No. 1 to Registration Rights Agreement by and among FirstSun Capital Bancorp and the parties signatories thereto (incorporated by reference to Exhibit C to Annex A of the Registration Statement on Form S-4 (File No. 333-258176) filed on July 26, 2021).**

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.
23.1	Consent of Crowe LLP.
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the registration statement).
107	Filing Fee Table.
**    Annexes, schedules, and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. FirstSun Capital Bancorp agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado, on the 17th day of October, 2023.
FIRSTSUN CAPITAL BANCORP

By:	/s/ Neal E. Arnold
Neal E. Arnold
Chief Executive Officer and President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Neal E. Arnold and Robert A. Cafera, Jr. his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on October 17, 2023.

Signature	Title

/s/ Neal E. Arnold	Chief Executive Officer and President (principal executive officer)
Neal E. Arnold

/s/ Robert A. Cafera, Jr.	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)
Robert A. Cafera, Jr.

/s/ Mollie H. Carter	Executive Chair of the Board
Mollie H. Carter

/s/ Christopher C. Casciato	Director
Christopher C. Casciato

/s/ Isabella Cunningham	Director
Isabella Cunningham

/s/ Beverly O. Elving	Director
Beverly O. Elving

/s/ Kevin T. Hammond	Director
Kevin T. Hammond

/s/ Paul A. Larkins	Director
Paul A. Larkins

/s/ David W. Levy	Director
David W. Levy

/s/ Diane L. Merdian	Director
Diane L. Merdian